#2404 - 1500 Howe Street
                                                                 Vancouver, BC
                                                                Canada V6Z 2N1

                                                           Mobile: 604-765-3337
                                                             Home: 604-688-4722
                                                              Fax: 604-688-4725
                                                             Fajacobs@telus.net

February 5, 2004

Confidential-

International PetroReal Oil Corporation
Suite 1750 - 1177 West Hastings Street
Vancouver, BC
Canada
V6E 2K3

Attention:  Karl Rollke
            President and CEO

Dear Karl,

Re:   Permanent Appointment as President of IOC

I am pleased to record our agreement on my full-time appointment with the Company. My employment will be structured as a Consulting Agreement through either one of my private companies.

I have agreed to become the President and Chief Operating Officer of International PetroReal Oil Corporation (IOC). I have also agreed to become an officer of PetroReal Louisiana LLC with the title of President and Chief Executive Officer.

My employment will be for a minimum period of two years with a starting salary of Can$ 175,000 per year.

The company will pay me a car allowance of $1,300/month plus 17% tax based on a 48 month lease for a suitable car. The down payment and the final residual payment are for my account.

The Company will pay my private medical insurance coverage both here in Canada for me and my family as well as for me on my frequent travels to the USA.

The Company will immediately grant me 100,000 Options under the Corporate Incentive Plan. The Options are valid for 5 years and have an exercise price of $ 1.00. In addition The Company will grant me another 300,000 Options after the current private closes. The exercise price will be at market at the time the Options are awarded.

I am now a Permanent Resident of Canada but depending on my time actually spend in Canada I am no entirely sure where I am going to pay income tax. At the moment I am paying personal income tax in Singapore.

This letter-agreement will be superseded by a full consulting contact.




Sincerely Yours


/s/ Frank A. Jacobs
--------------------------------------
Frank A. Jacobs



On behalf of International PetroReal Oil Corporation:


/s/ Karl Rollke
--------------------------------
Director